Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of E. Edward Ahrens, Chief Financial Officer of eAcceleration Corp., a Delaware corporation (the “Company”), and Clinton L. Ballard, President and Chief Executive Officer of the Company, signing singly, as the undersigned’s true and lawful attorney-in-fact to:

(1)           execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Form ID Application Confirmation and Forms 3,4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”);

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID Application Confirmation and Forms 3, 4, and 5 or any amendment or amendments thereto, and timely file such form or amendment with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to either of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused Power of Attorney to be executed as of this 19th day of August, 2005.

/s/ Donal David Nason
Signature

Donal David Nason
Printed Name

STATE OF WASHINGTON }
ss.
COUNTY OF Kitaap

On this day personally appeared before me DONAL DAVID NASON, to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN UNDER MY HAND AND OFFICIAL SEAL this 19th day of August, 2005.

Helen C. Ralph

Printed Name	Helen C. Ralph

NOTARY PUBLIC in and for the State of
Washington, residing at Kingston

My Commission Expires 10/29/08